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                                                                   EXHIBIT 20.2

ARTHUR I. UNGERMAN
JOYCE W. LINDAUER
12900 PRESTON ROAD
SUITE 1050
DALLAS, TEXAS 75230
PHONE (972) 503-4033
ATTORNEYS FOR CONTINENTAL
INVESTMENT CORPORATION


                     IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION


IN RE:                         )
                               )
CONTINENTAL INVESTMENT         )       CASE NO. 399-32947-RCM-11
CORPORATION,                   )
                               )
  DEBTOR.                      )


                       ORDER CLOSING CASE AND APPOINTING
                          SUBSTITUTE DISBURSING AGENT


        CAME ON FOR CONSIDERATION BY THE COURT, the Motion to Close Case filed by Continental Investment Corporation, debtor and debtor-in-possession in the above-styled and numbered bankruptcy case and Reorganized Debtor pursuant to the confirmed Plan of Reorganization ("Plan") and the Court having considered the Motion grants same; it is accordingly,


        ORDERED, ADJUDGED AND DECREED that the Court shall retain jurisdiction over this case as set forth in the confirmed Plan and as necessary to resolve any pending adversary proceedings in this case and any remands to this Court or other litigation necessary in this Court in connection with appeals; it is further


        ORDERED, ADJUDGED AND DECREED that Billy A. Short is appointed as the substitute Disbursing Agent, in accordance with the terms and conditions set forth in the Disbursing Agent Agreement attached to the Motion to Close Case, to effect, implement and complete the plans of the Company after this case is administratively closed; and it is further


        ORDERED, ADJUDGED AND DECREED that this case is closed.


        SIGNED this 5th day of July, 2001.


                             /s/  Robert C. McGuire
                         ------------------------------
                         UNITED STATES BANKRUPTCY JUDGE